STOCK PURCHASE AND SEPARATION AGREEMENT
                     ---------------------------------------


     This Stock and Separation Agreement is made and executed this 22 day of
                                                                   --
July, 2003 (hereafter the "Effective Date") by and between Jorge Bracamontes (hereafter "Employee") and Penn-Octane Corporation (hereafter "Penn-Octane"); and

     WHEREAS, Penn-Octane is engaged in the sale and transportation of LPG and other petroleum products.

     WHEREAS, Penn-Octane owns and operates its Mexican related assets through various affiliates and subsidiaries, including Penn-Octane de Mexico S.A. de C.V., Tergas, S.A. de C.V., and Termatsal, S.A. de C.V. (hereafter referred to as "Affiliates"); and

     WHEREAS, Bracamontes has been employed by Penn-Octane as Director, Executive Vice President and Secretary and as Director, Director General, general manager or administrator of the Affiliates pertaining to their operations in Mexico; and

     WHEREAS, Bracamontes and Penn-Octane have agreed to the sale and transfer by Bracamontes of all of Bracamontes's stock ownership in Tergas, S.A. DE C.V. IN ADDITION, S.A. DE C.V. Bracamontes and Penn-Octane had previously agreed to the sale and transfer of all of Bracamontes's stock ownership in Penn Octane de Mexico, S.A. de C.V. and Termatsal, S.A. de C.V., which such sale and transfer of shares may still be subject to completion; and

     WHEREAS, Bracamontes and Penn-Octane have agreed to the ultimate separation and termination of his employment relationship with Penn-Octane and the Affiliates.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby mutually agree as follows:

     1.     Sale of Stock in Tergas, S.A. de C.V.     On the Closing Date (as
            -------------------------------------
hereafter defined). Bracamontes shall transfer, assign and convey, free and clear of all liens, claims and encumbrances, all of the stock which he owns in Tergas, S.A. de C.V. (being 90% of the outstanding shares of stock in such Company) to the person designated by Penn-Octane (hereafter the "Designated Person"). Bracamontes covenants to immediately deliver copies of all of the legal and corporate documents pertaining to Tergas, S.A. de C.V. (including all stock transfer ledgers, minutes of all shareholder and/or directors meetings and all documents whatsoever pertaining to Tergas, S.A., de C. V. ). On the Closing date, Bracamontes shall execute all documents necessary to absolutely and legally


                                                          Page 1 of NUM 15 PAGES
transfer all legal and equitable ownership of his stock in Tergas, S.A. de C.V. to the Designated Person. The documents of transfer shall be in form and substance acceptable to the attorneys appointed by Penn-Octane.

     2.     SALE OF STOCK IN TERMATSAL, S.A. DE C.V. AND PENN-OCTANE DE MEXICO,
            -------------------------------------------------------------------
S.A. DE C.V.     On the Closing Date, Bracamontes shall take all necessary steps
------------
required to immediately and effectively complete the transfer and sale of all of his stock in Termatsal and Penn-Octane de Mexico, to the Designated Person, Bracamontes agrees that such transfers will be free and clear of all liens, claims and encumbrances. Bracamontes covenants to immediately deliver copies of all of the legal and corporate documents pertaining to Termatsal, S.A. de C.V. and Penn-Octane de Mexico (including all stock transfer ledgers, minutes of all shareholder and/or directors meetings and all documents whatsoever pertaining to Termatsal, S.A. de C.V. and Penn-Octane de Mexico) and to execute any documents necessary to absolutely and legally transfer all legal and equitable ownership of his stock in Termatsal and Penn-Octane de Mexico to Penn-Octane or its designee. The documents of transfer shall be in form and substance acceptable to the attorneys appointed by Penn-Octane.

     3.     Terms of Employment. As of the Effective Date, Bracamontes agrees to
            --------------------
resign from all positions he currently holds with the Affiliates. The parties agree that Bracamontes shall be hereafter employed as an employee of Penn-Octane Corporation to provide services from date hereof to (i) assist in the business development of Penn-Octane and (ii) to provide the information, documents and assistance required of him to fully comply with the terms of this Agreement. The term of such employment shall be from the date of this Agreement until March 31, 2004, whereupon Bracamontes shall cease to be employed by Penn-Octane. In connection with these services, Bracamontes will receive a monthly salary as provided for herein.

     4.     WINDING DOWN OF EMPLOYMENT. As of the Effective Date (but prior to
            ---------------------------
the Closing Date) (as hereafter defined), and as a condition precedent to the Closing and to the payment of any consideration or salary by Penn-Octane to Bracamontes, Bracamontes shall undertake to provide or perform the following:

     a. Perform all actions necessary to execute and register a transfer of all shares owned by Bracamontes in (i) Penn-Octane de Mexico, S.A de C.V. and Termatsal, S.A. de C.V. to Penn-Octane, and (ii) Tergas, S.A. de C.V. to the Designated Person. Immediately subsequent to his execution of this Agreement, Bracamontes shall deliver his resignation as an officer, employee, agent, director, administrator (or any other


                                                          Page 2 of NUM 15 PAGES
position whatsoever of Penn-Octane de Mexico, S.A. de C.V., Tergas, S.A. de C.V. and Termatsal, S.A. de C.V. and shall thereafter cease to have any involvement with any of the Affiliates. Such resignations shall occur at a time and date as designated by Penn-Octant and the documents of resignation shall be in form and substance acceptable to the attorneys appointed by Penn-Octane.

     b. Provide and deliver to such persons, attorneys or accountants as may be appointed or designated by Penn-Octane to receive such documents the following: (i) all original documents, including but not limited to, all original corporate documents of and relating to Penn-Octane de Mexico, S.A. de C.V., Tergas, S.A de C.V., and Termatsal, S.A. de C.V. (including all original corporate books, original stock registers and transfer ledgers, all corporate minutes, all articles or incorporation, all powers of attorney granted by any of the Affiliates, agreements, contracts, manuals and any all other governmental filings made by the Affiliates) and (ii) all accounting records and documents of and relating to Penn-Octane de Mexico, S.A. de C.V., Tergas, S.A. de C.V., and Termatsal, S.A. de C.V. (including all tax returns and other governmental reports filed by each Affiliate). In addition, Bracamontes will perform any and all actions required of him in order to properly dissolve or transfer ownership in any other Mexican company created in connection with Penn-Octane's pervious compressed natural gas business ("CNG") or any other subsidiary of any of the Affiliates. Bracamontes will also cease to have any responsibilities related to CNG companies as described above.

     c. Execute an assignment of any all permits and authorizat5ions held in the name of Bracamontes, which permits and authorizations pertain to (i) the operation of all pipelines and facilities utilized by Penn-Octane de Mexico, S.A. de C.V., Tergas, S.A. de C.V., or Termatsal, S.A. de C.V. or (ii) the distribution of any petroleum products distributed or sold by Penn-Octane de Mexico, S.A. de C.V., Tergas, S.A. de C.V., or Termatsal, S.A. de C.V.

     d. Provide all necessary assistance and all financial information and documentation pertaining to the Affiliates and deliver all documents pertaining to the Affiliates to allow the persons designated by Penn-Octane to (i) review and audit all financial records (including contracts, previous transactions and tax returns), (ii) manage the ongoing day to day affairs of the Affiliates,
(iii) make all required filings or reports, certifications, statements, tax declarations required of the Affiliates in connection wit5h the ongoing business operations of the Affiliates, (iv)


                                                          Page 3 of NUM 15 PAGES
provide a complete understanding of the internal controls and systems employed by the Affiliates (policies, employee salaries and obligations).

     e. Provide all necessary assistance and information and deliver all documents to allow the persons designated by Penn-Octane to finalize all agreements related to Transfer Pricing Agreements to be executed by and between Penn-Octane and any of the Affiliates.

     f. Execute and deliver such documents necessary to allow Penn-Octane and its Affiliates to immediately transfer all corporate records to a new office to be established by the Affiliates in Mexico City, which initial office shall be the office of the attorneys (to be designated by Penn-Octane) for the Affiliates.

     g. Assist the accountants of the Affiliates (to be designated by Penn-octane) in undertaking and performing an audit of all of the Affiliates.

     h. Provide a listing of and copies of all contracts, notes, or other agreements which reflect any outstanding liability or contingent liability of Penn-Octane or any Affiliates as of the date of this Agreement.

     i. Assist in the smooth transition of the tax accounting and payroll functions for the Affiliates to accountants designated by Penn-Octane, including movement of all corporate accounting records currently maintained by the Affiliates current tax accountant.

     j. Assist Penn-Octane management in determining all current and future responsibilities of the Affiliates in connection with existing operations (CRE, llacienda and other agencies).

     k. Execute all non-executed corporate documents which related to events that occurred prior to the date of this agreement including audit representation letter for the April 30, 2003 10Q, Board minutes for any board meeting prior to the date of this agreement and written consent to allow the Designated Person to take actions necessary for the resolution of Mexican lawsuits.

     5.     Compensation. Upon his complete fulfillment of all of the terms of
            -------------
this Agreement and for his agreement to fulfill his prospective duties as an employee of Penn-Octane, Bracamontes shall receive the following compensation:

     a. As an employee of Penn-Octane, Bracamontes will receive a salary of $15,000.00 per month, which amount shall be paid through March 31, 2004, at which time Bracamontes shall cease to have any further


                                                          Page 4 of NUM 15 PAGES
association with Penn-Octane.

     b. As consideration for the purchase price of his stock in Tergas, S.A. de C.V. (and to the extent of any previous or concurrent transfer of stock related to Penn-Octane de Mexico and Termatsal), a loan extended by Penn-Octane to Bracamontes in the principal amount of $498,000 and a loan extended to the wife of Bracamontes in the principal amount of approximately $46,600, which loans were utilized by them to purchase 215,000 common shares of Penn-Octane stock (of which they still own 215,000 shares) shall be forgiven on the Closing Date.

     C. All existing warrants (340,000) to purchase shares in Penn-Octane currently owned by Bracamontes shall be honored, except that the warrants (like all other warrants issued by Penn-Octane) may be modified to comply with the terms and conditions of the conversion of Penn-Octane to a publicly traded partnership.

     d. If Penn-Octane of its Affiliates extend the current existing pipelines to Monterrey, Mexico, and the net revenue generated by the extension of such pipelines results in a (i) 20% net revenue generated return (the return being projected on the earnings measured before the imposition of taxes, depreciation and amortization, EBITDA, as computed under generally accepted accounting principles), and (ii) provided that a minimum seven year agreement is
                        ---
executed by Penn-Octane with Pemex Gas and Petrochemical in calendar year 2003 for the utilization of such pipelines at a rate that will generate a 20% capital cost return, the Bracamontes shall be paid (a) a bonus of $250,000.00 on the first day after the pipeline agreement has been executed by and between Pemex Gas and Petrochemical and Penn-Octane Corporation and (b) an additional $250,000 bonus will be paid on the first day after full time commercial operation of the extended pipelines begins. In order to guarantee the payment of the compensation described in this sub-paragraph (d) Penn-Octane shall cause to be pledged 100,000 shares of its common shares to be pledged, as collateral, for the payment of such consideration.

     6.     WARRANTIES, REPRESENTATIONS AND COVENANTS OF BRACAMONTES.
            ---------------------------------------------------------
Bracamontes hereby represents and warrants that the following warranties and representation contained in this Agreement are true and correct as of the Effective Date of this Agreement, and shall be true and correct on and as of the Closing Date, as hereafter defined. In addition to the other representations and warranties contained elsewhere in this Agreement, Bracamontes represents, warrants and covenants to Penn-Octant and its Affiliates as follows:

     (a) Bracamontes is the legal and lawful owner of the following ownership interests in the Companies:


                                                          Page 5 of NUM 15 PAGES

          (i) a ninety percent (90%) interest in Penn-Octane de Mexico, S.A. de C.V.;

          (ii)    a ninety percent (90%) interest in Tergas, S.A. de C.V.; and

          (iii)   a ninety percent (90%) interest in Termatsal, S.A. de C.V.

     (b) Bracamontes has full legal right, power and authority to enter into this Agreement;

     (c) Bracamontes has full legal right, power and authority to exchange, assign and transfer to the persons designated by Penn-Octane, all of Bracamontes's ownership interests in the Affiliates, free and clear of all liens, encumbrances, options and claims of ever kind. The delivery by Bracamontes of his ownership interests in the Affiliates to person(s) designated by Penn-Octane pursuant to the provisions of this Agreement will transfer title thereto, free and clear of all liens, encumbrances, options and claims of any kind.

     (d) The ownership interest owned by Bracamontes in the Affiliates are duly and validly authorized and issued, fully paid and non-assessable, and were not issued in violation of the preemptive rights of any shareholder. Other than as identified herein, Bracamontes owns no option, warrant, call or commitment of any kind obligating the Affiliates or Penn-Octane to issue shares in the Affiliates or Penn-Octane to him or any other third party.

     (e) This Agreement will be duly executed and delivered by the Bracamontes and is a valid, legally binding and enforceable obligation of Bracamontes, subject to the effects of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditor's rights generally and to general equitable principals.

     (f) Neither the execution, delivery or the consummation of all of the transactions contemplated hereby (taken as a whole) will violate (with or without the giving of notice or the passage of time), be in conflict with, result in a breach or termination of any provision of, cause acceleration of the maturity of any debt or obligation pursuant to, constitute a default under, or result in the creation of any security interest, lien, charge or encumbrance upon Bracamontes's ownership interests in any of the Affiliates, or any indenture, mortgage, deed of trust or other agreement or understanding or any other restriction of any kind or character, to which any such Bracamontes's ownership interests in the Affiliates, or the Companies, are subject or bound.

     (g) Bracamontes has not entered into any agreements on behalf of any of the Affiliates, wherein any of the permits, licenses, franchises, certificates, easements, real property leases, terminals, assets, trade names, or


                                                          Page 6 of NUM 15 PAGES
parents, owned or held by any of the Affiliates or Penn-Octane, have been sold, licensed, leased, made part of any joint use or venture or subjected to any alienations whatsoever which would not provide the Affiliates with sole and exclusive use.

     (h) As of the Effective Date, all agreements and contracts between Bracamontes and any of the Affiliates, other than as provided in this Agreement, or by which the Affiliates or Penn-Octane, are obligated with respect to any of the Affiliates' or Penn-Octane's assets, including but not limited to, joint venture or partnership agreements, consulting contracts, employment contracts, loan agreements, bonds, mortgages, liens, pledges or other security agreements, are terminated.

     (i) No approval of any governmental authority or administrative agency or any third party is necessary to authorize the execution of this Agreement by Bracamontes or the consummation of the transactions contemplated hereby.

     (j) As of the Effective Date, all contracts and agreements between Bracamontes and any Affiliate or Penn-Octane, other than this Agreement, are terminated.

     (k) As of the Effective Date, there are no receivables due from Bracamontes or any entity falling within the SEC meaning of "affiliate." Bracamontes has not used any of the assets of the Affiliates to acquire any assets for his personal use other than previously disclosed to Penn-Octane.

     (l) Other than the payments which he will receive pursuant to this Agreement, Bracamontes warrants that he is not owed any additional amounts on monies or benefits of any kind whatsoever (including any severance pay obligations or other obligations arising under Mexican law) related to his involvement with the Affiliates.

     (m) Bracamontes has complied with all provisions of the Foreign Corrupt Practices Act and no affiliate is in violation of any provision of the Foreign Corrupt Practices Act.

     (n) Bracamontes is aware of no obligation, default or risk associated with the Affiliates which has not been disclosed in the Financial Statements of the Affiliates or been disclosed in writing either in such Financial Statements or to Penn-Octane.

     (o) Bracamontes is not aware of any activity, agreement or action performed through the effective Date which has been done inaccurately or with the risk that such activity would lead to nullification or voidance of


                                                          Page 7 of NUM 15 PAGES
any document or agreement.

     (p) Bracamontes is voluntarily resigning from his positions with the Affiliates. Such resignation is not the result of any disagreement regarding any operation, legal matter, accounting principal or any other issue brought forward by Bracamontes for which the Company is unwilling to address satisfactorily.

     (s) There is no pending or threatened litigation in Mexico against Penn-Octane Corporation or any of the Affiliates.

     (t) Each Affiliate is in full compliance with any and all requirements related to its business operations (including the operation of the terminals); all necessary permits have been obtained by each Affiliate and such permits are in full force and effect; all lands and real property on which any terminal or other improvement is owned free and clear of all liens, claims and encumbrances by one of the Affiliates; and all Affiliates are in full compliance with all Mexican environmental laws rules and regulations.

     (u) The Financial Statements of each Affiliate are current and fairly present the financial position of such Affiliate as of the dates thereof and the results or operations and changes in financial position for the periods then ended, in conformity with generally accepted accounting principles and the accounting records underlying the Financial Statements accurately and fairly reflect the transactions of such Affiliates. The Affiliates do not have any liabilities or obligations of a type which would be included in or reflected on a balance sheet, and notes and schedules thereto, prepared in accordance with generally accepted accounting principles, whether related to tax or non-tax matters, accrued or contingent, due or not yet due, liquidated or unliquidated, or otherwise, including, without limitation, any debt or liability on account of taxes of any kind or any governmental charges or penalty, interest or fines, excepted or reflected in the consolidated unaudited balance sheet of each Affiliate as of the balance sheet date or liabilities incurred each Affiliate in the ordinary course of business since the balance sheet date (none of which have, individually or in the aggregate, materially or adversely affect the business assets, liabilities, results or operations, condition (financial or otherwise) or prospects of the Affiliates).

     (v) All liabilities which they have incurred on behalf of each Affiliate of any kind, character and


                                                          Page 8 of NUM 15 PAGES
description, whether accrued, absolute, contingent or otherwise, together with, in the case of those liabilities as to which the liabilities are not fixed, an estimate of the maximum amount which may be payable are fully reflected in the Financial Statements of the Affiliates.

     (w) All permits, licenses, franchises, certificates, trademarks, trade names, patents, patent applications and copyrights, owned or held by any of the Affiliates, are now valid and in good standing are fully reflected in the Financial Statements of the Affiliates.

     (x) All the fixed assets of the Companies, including true and correct copies of leases and easements on properties on which are situated buildings, terminals, pipelines, pumps, and other structures used in the operation of the business have been fully accounted for in the preparation of the Financial Statements.

     7.     COVENANTS PRIOR TO CLOSING. As of the Effective Date of this
            --------------------------
Agreement, or at any time subsequent thereto, Bracamontes shall not have voted for or participated in any actions on behalf of any of the Affiliates which have resulted or may result in:

     (i) any declaration or payment of any dividend or distribution in respect to the Affiliates or any direct or indirect redemption, purchase or other acquisition or any of the ownership interest of the Affiliates;

     (ii) any increase in the compensation payable by the Affiliates to Bracamontes or any bonus payment or arrangement made to or with Bracamontes or any Affiliate;

     (iii) any transaction by the Affiliates outside the ordinary course of their respective business;

     (iv) any amendment to the Affiliates' articles or organization, bylaws, regulations and operating agreements of the Companies;

     (v) any change in the number of shares of any of the Affiliates or the issuance, reservation of issuance, the grant, sale or authorization for the issuance of any shares in any of the Affiliates or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance or sale of or conversion into shares in any of the Affiliates;

     (vi) the creating of any obligation or liability on behalf of any of the Affiliates (absolute, accrued, contingent or otherwise) other than in the normal course of business which is reflected on the


                                                          Page 9 of NUM 15 PAGES
               books and records of the Affiliates;

     (vii) the creation of any mortgage, pledge, lien, security interest or encumbrances, restrictions, or charge of any kind on behalf of any of the Affiliates and/or the Affiliates' assets other than in the normal course of business which is reflected on the books and records of the Affiliates;

     (viii) the cancellation of any debts owing to any of the Affiliates other than in the normal course of business which is reflected on the books and records of the Affiliates, waiver of any claims or rights of value of any of the Affiliates other than in the normal course of business which is reflected on the books and records of the Affiliates, or the sale, transfer or other disposition of any of the properties or assets of any of the Affiliates other than in the normal course of business which is reflected on the books and records of the Affiliates;

     (ix) disposition or the lapse of any rights to the use of any trademark, service mark, trade name or copyright, or disposed of or disclosed to any person other than its Bracamontes any material trade secret not theretofore a matter of public knowledge;

     (x) any increase in compensation or payment or agreement to pay or accrue any bonus or like benefit to or for the credit of any manager, shareholder, director, officer, Bracamontes or other person (other than usual cost of living increases,) or the entry into any employment or consulting agreement or other agreement for personal services with any director, officer or Bracamontes; or

     (xi) the modification or amendment of any contract or commitment other than in the ordinary course of business, consistent with prudent business practices, which is reflected on the books and records of the Affiliates.

     (xii) Bracamontes waives any and all applicable preemptive rights, options and restrictions on transfer of the shares in the Affiliates.

     (xiii) No related party transaction between the Affiliates and Bracamontes and/or any of his affiliates (affiliates as defined by the SEC), including loans, advances, purchase, or entering of contracts.

     (xiv) Cease to make any binding obligation on the part Penn-Octane or the Affiliates from the date of the agreement.


                                                         Page 10 of NUM 15 PAGES

     8.     SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and
            -------------------------------------------
warranties of the Parties contained in the Agreement shall survive the consummation of the transactions contemplated hereby for a period of two years following the Closing Date.

     9.     CLOSING DATE AND CLOSING OBLIGATIONS.
            -------------------------------------

     (a) If all of the conditions required to be performed have been accomplished by such date, the Closing shall occur at 10:00 a.m., on July 30, 2003, at the offices of Sanchez, Whittington, Janis & Zaharte, 100 North Expressway 83, Brownsville, Texas.

     (b)       Prior to the Closing Date, Bracamontes shall have:
               (i) executed and delivered to Penn-Octane all documents necessary to convey, transfer and assign to the Designated Person(s), by endorsement, assignment, bill of sale and other instruments of transfer as may be reasonably requested by Penn-Octane. Bracamontes' entire ownership interest sin the Affiliates, free and clear of all third party claims, including third party lien claims (the foregoing hereinafter referred to as "Bracamontes' Closing Obligations"). The transfer by Bracamontes shall therefore be subject to and contingent upon the Affiliates receiving such documents.

               (ii) performed all of the matters outlined in Paragraph 5 above and be in full compliance with all of the warranties, representations and covenants outlined in Paragraph 6 above and not be in violation of any covenant outlined in Paragraph 7 above.

     (c) provided that Bracamontes has fully complied with all of the terms and conditions of this Agreement, on the Closing Date, the Affiliates and Penn-Octane shall execute and deliver to Bracamontes all documents necessary to release Bracamontes from the indebtedness identified in Paragraph 5 (b) above (the foregoing execution and delivery of documents hereinafter referred to as the "Companies' Closing Obligations").

     10.     TEXAS LAW TO APPLY.     This Agreement shall be construed under and
             ------------------
in accordance with the laws of the State of Texas, and all obligations of the Parties created hereunder are performable in Cameron County, Texas.

     11.     PARTIES HEIRS.     This Agreement is binding upon and inures to the
             --------------
benefit of the Parties and their


                                                         Page 11 of NUM 15 PAGES
respective heirs, executors, administrators, legal representatives, successors, assigns, (if permitted by this Agreement), shareholders, members, directors, managers, officers, Bracamontes and agents.

     12.     LEGAL CONSTRUCTION.     In case any one or more of the provisions
             -------------------
contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, this invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if the invalid, illegal, or unenforceable provision had never been contained herein.

     13.     PRIOR AGREEMENTS SUPERCEDED.     This Agreement constitutes the
             ----------------------------
     sole and only agreement of the Parties with respect to all matters mentioned in this Agreement and with respect to all matters and issues relating or pending by and between the parties and supersedes any prior understandings or written or oral agreements between or among the Parties respecting the within subject matter.

     14.     A. RELEASE OF PENN-OCTANE.     At the Closing Date, except for the
             --------------------------
     obligations of the Parties as provided in this Agreement, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confessed by the Bracamontes, his heirs, assigns and legal representatives shall RELEASE, ACQUIT and FOREVER DISCHARGE Penn-Octane and each of the Affiliates, their assigns, legal representatives, shareholders, members, directors, managers, officers, employees and agents, from and against any and all claims, demands, controversies, actions and causes of action of any and every character, whether known or unknown, past, present, or future, accruing, or which has or may hereafter accrue, in favor of Bracamontes, or anyone claiming by, through or under him, for any and all liabilities, claims, damages, personal injury or death, losses, liens, fines, penalties, costs, causes of action, suits, judgments, settlements and expenses, of any and every kind and nature, arising out of, involving, or in any way relating to any business dealings, past employment and affiliation, in whatever capacity whatsoever, by Bracamontes with Penn-Octane Corporation, Penn-Octane de Mexico, S.A. de C.V., Tergas, S.A. de C.V., or Termatsal, S.A. de C.V.

          B. RELEASE OF BRACAMONTES.     At the Closing Date, except for the
             ----------------------
     obligations of the Parties as provided in this Agreement, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and


                                                         Page 12 of NUM 15 PAGES
     confessed by the Penn-Octane, its successors and assigns shall RELEASE, ACQUIT and FOREVER DISCHARGE Bracamontes, from any against any and all claims, demands, controversies, actions, and causes of action of any and every character, whether known or unknown, past, present or future, accruing, or which has or may hereafter accrue, in favor of Penn-Octane, or anyone claiming by, through or under it, for any and all liabilities, claims, damages, personal injury or death, losses, liens, fines, penalties, costs, causes of action, suits, judgments, settlements and expenses, of any and every kind and nature, arising out of, involving, or in any way relating to any business dealings, past employment and affiliation, in whatever capacity whatsoever, by Bracamontes with Penn-Octane Corporation, Penn-Octane de Mexico, S.A. de C.V., Tergas, S.A. de C.V., or Termatsal, S.A. de C.V. This release of Bracamontes shall not apply to any action based upon any claims for fraud which may exceed $200,000 in the aggregate.

     15.     A. INDEMNIFICATION OF PENN-OCTANE AND AFFILIATES. Bracamontes
             -------------------------------------------------
covenants and agrees that he will indemnify, defend and hold Penn-Octane and the Affiliates harmless, from and after the Closing Date, from and against any Loss (as hereinafter defined) asserted against, resulting to, imposed upon or incurred or suffered by Penn-Octane or any Affiliate, directly or indirectly, as a result of, or arising from any of the following:

     (a) any inaccuracy in any of the representations and warranties made herein or in any Schedule attached hereto or any facts or circumstances constituting such inaccuracy;

     (b) any breach or nonfulfillment by the Bracamontes of the covenants or agreements set forth in this Agreement or any facts or circumstances constituting such breach or nonfulfillment;

     (c) any liability related to a default on or prior to the Closing Date by Bracamontes in performance of any of his agreements.

     All of the foregoing matters set forth in subsections (a) through (g) are each an "Indemnified Claim" and, collectively, the "Indemnified Claims."

     As used herein, "Loss" or "Losses" shall mean any damage, liability or loss (including, without limitation, reasonable attorneys' fees and court costs and reasonable costs and expenses incident to, and amounts paid by Penn-Octane or any of the Affiliates in settlement of, any claim, suit, action or proceeding) sustained, incurred, paid or required to be paid by Penn-Octane or any Affiliate, plus interest thereon at an annual rate of interest equal to the


                                                         Page 13 of NUM 15 PAGES
maximum permissible rate of interest chargeable in the State of Texas from the date of a notice of claim to the date such claim is paid. The amount of any Loss shall be reduced by the amount off all payments to or for the account of any of the Purchasers from insurance companies in respect of such Loss.

          B. INDEMNIFICATION OF BRACAMONTES.     Penn-Octane covenants and
          ----------------------------------
agrees that it will indemnify, defend and hold Bracamontes Penn-Octane harmless, from and after the Closing Date, from and against and Loss (as hereinafter defined) asserted against, resulting to, imposed upon or incurred or suffered by Bracamontes, directly or indirectly, as a result of, or arising from any of the following:

     (a) any inaccuracy in any of the representations and warranties made herein or in any Schedule;

     (b) any breach or nonfulfillment by the Penn-Octane of the covenants or agreements set forth in this Agreement or any facts or circumstances constituting such breach or nonfulfillment;

     (c) any liability related to a default on or prior to the Closing Date by Penn-Octane in performance of any of his agreements;

     (d) any tax liability attributable to Penn-Octane or any of the Affiliates. The parties agree however that Penn-Octane shall not be responsible for the payment of any personal income tax liability or indebtedness which may be incurred by Bracamontes which may be related to the sale and transfer of the shares.

     All of the foregoing matters set forth in subsections (a) through (g) are each an "Indemnified Claim" and collectively, the "Indemnified Claims."

     As used herein, "Loss" or "Losses" shall mean any damage, liability or loss (including, without limitation, reasonable attorneys' fees and court costs and reasonable costs and expenses incident to, and amounts paid by Bracamontes in settlement of, any claim, suit, action or proceeding) sustained, incurred, paid or required to be paid by Bracamontes, plus interest thereon at an annual rate of interest equal to the maximum permissible rate of interest chargeable in the State of Texas from the date of a notice of claim to the date such claim is paid. The amount of any Loss shall be reduced by the amount of all payments to or for the account of any of the Purchasers from insurance companies in respect of such Loss.

     16.     TERMINATION AND REMEDIES.  This Agreement shall be terminated by
             -------------------------
Penn Octane, if at any time


                                                         Page 14 of NUM 15 PAGES
prior to the closing by:

          (a) The mutual consent of Penn Octane and Bracamontes prior to the Closing Date;

          (b) Penn Octane, if the warranties and covenants of Bracamontes have not been met by the Closing Date;

          (c) Bracamontes if the warranties and covenants of Bracamontes have not been met by the Closing Date.

     17.     TIME OF ESSENCE. TIME IS OF THE ESSENCE IN THIS AGREEMENT.
             ----------------

     18.     NON-COMPETE AGREEMENT.  To induce Penn Octane to enter into this
             ----------------------
Agreement, Bracamontes covenants and agrees that for a period of one year after the Closing Date, he will not, as principal, agent, employee, consultant, trustee or through the agency of any corporation, partnership, association or agent or agency, engage in any lf any LPG pipeline business or any other business currently conducted by the Affiliates and shall not be the owner of more than 1% of the outstanding capital stock of any corporation or more than 1% ownership interest in any limited liability company, partnership, or limited partnership which operates LPG gas pipelines and terminals or conducts LPG distribution activities or similar business or any other business in competition with the Affiliates.

     IN WLTNESS WHEREOF, THE PARTIES SET THEIR HANDS IN AGREEMENT this JULY,
2003.

PENN OCTANE CORPORATION


BY: ___________________________                     ___________________________
          JEROME RICHTER                                 JORGE BRACAMONTES



    ___________________________                     ___________________________
              WITNESS                                         WITNESS
                                                          ALEJANDRO GOMEZ


                                                         Page 15 of NUM 15 PAGES